Exhibit 99.1
Independent Auditors’ Report
The Board of Directors
Hong Kong Fly International Health Care Limited:
     We have audited the accompanying consolidated balance sheets of Hong Kong Fly International Health Care Limited and subsidiary (“the Company”) as of September 30, 2007 and December 31, 2006, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for the nine-month period ended September 30, 2007 and for the year ended December 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hong Kong Fly International Health Care Limited and subsidiary as of September 30, 2007 and December 31, 2006, and the results of their operations and their cash flows for the nine-month period ended September 30, 2007 and for the year ended December 31, 2006 in conformity with U.S. generally accepted accounting principles.
     As described in Note 14, on October 31, 2007, Beijing Med-Pharm Corporation acquired 49% of the equity interest in the Company and on September 28, 2007 entered into an agreement to acquire the remaining 51% of the equity interest in the Company, subject to certain customary closing conditions. The accompanying financial statements of the Company do not reflect any adjustments to the assets and liabilities that might subsequently be necessary as a result of these transactions.
/s/ KPMG Huazhen
Beijing, the People’s Republic of China
January 16, 2008

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